Exhibit 99.1

For investor information contact:

Heidi Flannery, Investor Relations

(510) 743-1718

investor@volterra.com

Volterra Reports Record Second Quarter Revenue and Income

FREMONT, Calif., July 26, 2010 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its second quarter ended June 30, 2010.

Net revenue for the second quarter of 2010 was $40.2 million, a 77% increase from $22.8 million in the second quarter of 2009, and an 11% increase from $36.3 million in the first quarter of 2010. GAAP net income was $9.0 million, or $0.34 per share (diluted), a 738% increase from $1.1 million, or $0.04 per share (diluted) in the second quarter of 2009, and a 17% increase from $7.7 million, or $0.30 per share (diluted), in the first quarter of 2010.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $10.5 million, or $0.40 per share (diluted), for the second quarter of 2010, a 334% increase from $2.4 million, or $0.10 per share (diluted), in the second quarter of 2009, and a 18% increase from $8.9 million, or $0.35 per share (diluted), in the first quarter of 2010.

“Volterra achieved record revenue and income, reaching the $40 million revenue and $0.40 non-GAAP EPS milestones in the second quarter,” said Volterra President and CEO Jeff Staszak. “This is an exciting time for the company as we continue to grow our business with our differentiated low voltage integrated power solutions.”

Earnings Conference Call

Volterra will be conducting a conference call today at 5:30 p.m. (EST). To access the conference call, investors can dial (877) 941-2928 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (480) 629-9726. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, August 2, 2010. To access the replay, investors should dial (800) 406-7325 or (303) 590-3030 and enter access code 4326292#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Monday, August 23, 2010.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

* it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

* it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

* it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

* it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This press release regarding financial results for the quarter ended June 30, 2010 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 3, 2010 and quarterly report on Form 10-Q filed on May 4, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net revenue	$40,242	$22,789	$76,535	$41,064
Cost of revenue *	14,888	9,416	28,870	17,519

Gross margin	25,354	13,373	47,665	23,545

Operating expenses:
Research and development *	8,812	6,345	16,149	12,297
Selling, general and administrative *	6,013	4,579	11,672	8,701
Litigation **	1,509	1,256	3,044	1,906

Total operating expenses	16,334	12,180	30,865	22,904

Income from operations	9,020	1,193	16,800	641
Non-operating (expense) income, net	(23)	9	(28)	58

Income before income taxes	8,997	1,202	16,772	699
Income tax (benefit) expense	(5)	128	106	144

Net income	$9,002	$1,074	$16,666	$555

Net income per share:
Basic	$0.37	$0.05	$0.69	$0.02

Diluted	$0.34	$0.04	$0.64	$0.02

Weighted average shares outstanding:
Basic	24,411	22,701	24,010	22,816

Diluted	26,115	23,971	25,882	23,893

* Includes stock-based compensation expense as follows:
Cost of revenue	$165	$101	$313	$168
Research and development	735	686	1,411	1,260
Selling, general, and administrative	592	583	1,182	1,099

Total stock-based compensation expense	$1,492	$1,370	$2,906	$2,527

**	Litigation expenses were previously included in Selling, general and administrative expenses in 2009.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

SEPARATE PRESENTATION OF LITIGATION AND SALES, GENERAL AND ADMINISTRATIVE EXPENSE

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP
Selling, general and administrative with litigation	$7,522	$5,835	$14,716	$10,607
Litigation *	1,509	1,256	3,044	1,906

Selling, general and administrative without litigation	$6,013	$4,579	$11,672	$8,701

	June 30,		June 30,
	2010	2009	2010	2009
Non-GAAP (excluding effect of stock-based compensation)
Selling, general and administrative with litigation	$6,930	$5,252	$13,534	$9,508
Litigation *	1,509	1,256	3,044	1,906

Selling, general and administrative without litigation	$5,421	$3,996	$10,490	$7,602

*	Litigation expenses were previously included in Selling, general and administrative expenses in 2009.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30, 2010
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$25,354	$(165)	$25,519
Gross margin %	63.0%	-0.4%	63.4%

Operating expenses:
Research and development	$8,812	$735	$8,077
Selling, general and administrative	6,013	592	5,421
Litigation	1,509	—	1,509

Total operating expenses	$16,334	$1,327	$15,007

Income from operations	$9,020	$(1,492)	$10,512
Operating margin %	22.4%	-3.7%	26.1%

Annual effective tax rate	0.6%	-0.5%	1.1%
Income tax benefit	$(5)	$(53)	$(58)

Net income	$9,002	$(1,545)	$10,547
Diluted net income per share	$0.34	$(0.06)	$0.40

	Three Months Ended June 30, 2009
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$13,373	$(101)	$13,474
Gross margin %	58.7%	-0.4%	59.1%

Operating expenses:
Research and development	$6,345	$686	$5,659
Selling, general and administrative	4,579	583	3,996
Litigation *	1,256	—	1,256

Total operating expenses	$12,180	$1,269	$10,911

Income from operations	$1,193	$(1,370)	$2,563
Operating margin %	5.2%	-6.0%	11.2%

Annual effective tax rate	20.6%	15.4%	5.2%
Income tax expense	$128	$13	$141

Net income	$1,074	$(1,357)	$2,431
Diluted net income per share	$0.04	$(0.06)	$0.10

*	Litigation expenses were previously included in Selling, general and administrative expenses in 2009.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2010	March 31, 2010	December 31, 2009
	(Unaudited)		(Audited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$91,790	$87,705	$73,776
Accounts receivable, net	18,859	14,665	15,534
Inventory	13,279	11,212	10,284
Prepaid expenses and other current assets	2,174	2,216	1,829

Total current assets	126,102	115,798	101,423
Property and equipment, net	6,793	5,038	4,656
Other assets	1,926	458	363

Total assets	$134,821	$121,294	$106,442

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,752	$4,824	$3,591
Accrued liabilities	9,403	8,190	9,506

Total current liabilities	15,155	13,014	13,097
Lease incentives	623	384	445
Other long-term liabilities	1,231	1,221	1,097

Total liabilities	17,009	14,619	14,639
Stockholders’ equity:
Common stock	27	26	26
Additional paid-in capital	126,996	122,243	115,035
Retained earnings (accumulated deficit)	10,788	1,786	(5,878)
Treasury stock	(19,999)	(17,380)	(17,380)

Total stockholders’ equity	117,812	106,675	91,803

Total liabilities and stockholders’ equity	$134,821	$121,294	$106,442